UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 6, 2023

IVERIC bio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36080	20-8185347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8 Sylvan Way

Parsippany, NJ 07054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 474-6755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ISEE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging Growth Company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07 Submission of Matters to a Vote of Securities Holders.

On July 6, 2023, IVERIC bio, Inc. (“IVERIC”) held a special meeting of stockholders via the Internet virtually via live webcast (the “Special Meeting”).

As of the record date, May 30, 2023, there were 137,976,851 shares of IVERIC common stock eligible to be voted at the Special Meeting. At the Special Meeting, 110,143,314 shares, or approximately 79.83% of all outstanding shares of IVERIC common stock eligible to be voted at the Special Meeting, were present either in person or by proxy. Three matters were voted upon at the special meeting, with the Board of Directors of IVERIC recommending a vote “FOR” in connection with each of the proposals voted upon, as further described in the definitive proxy statement filed with the Securities and Exchange Commission on June 5, 2023 (the “Definitive Proxy Statement”).

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated April 28, 2023, by and among IVERIC, Astellas US Holding, Inc., a Delaware corporation ( “Parent”), Berry Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely as provided by Section 8.10(b) of the Merger Agreement, Astellas Pharma Inc., a company organized under the laws of Japan. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into IVERIC (the “Merger”), with IVERIC surviving the Merger as a wholly owned subsidiary of Parent.

Proposal No. 2 (the “Compensation Proposal”) was to consider and vote on the proposal to approve, by non-binding, advisory vote, compensation that may be paid or become payable by IVERIC to its named executive officers in connection with the Merger.

Proposal No. 3 (the “Adjournment Proposal”) was to consider and vote on any proposal to adjourn the Special Meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Merger Proposal at the time of the Special Meeting.

The Merger Proposal and the Compensation Proposal were approved. The Adjournment Proposal was also approved, even though not necessary. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain	Broker Non- Votes
Proposal 1 – The Merger Proposal	109,590,295	94,590	458,429	0
Proposal 2 – The Compensation Proposal	79,668,097	29,241,961	1,233,256	0
Proposal 3 – The Adjournment Proposal	101,361,184	8,291,820	490,310	0

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” that do not directly or exclusively relate to historical facts. Stockholders are cautioned that any forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements. Factors that may contribute to such differences include, but are not limited to, the possibility that the Merger will not close when expected, if at all. Additional factors that could cause results to differ materially from those anticipated in forward-looking statements can be found in the risks detailed in IVERIC’s filings with the Securities and Exchange Commission, including in its most recent filings on Forms 10-K and 10-Q, factors and matters described or incorporated by reference in this document or in the Definitive Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVERIC bio, Inc.

By:	/s/ David F. Carroll
David F. Carroll
Senior Vice President, Chief Financial Officer and Treasurer

Dated: July 6, 2023